Exhibit 10.1

AMENDMENT NO. 1

TO NOVEMBER SECURITIES PURCHASE AGREEMENT

AND CONVERTIBLE NOTES

This Amendment No. 1 to November Securities Purchase Agreement and Convertible Notes (this “Amendment”) is entered into as of June 1, 2018, by and between Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”), with reference to the following:

A. Prior to the date hereof, pursuant to that Securities Purchase Agreement, dated as of November 6, 2017, by and among the Company and the Buyers signatory thereto (the “November Securities Purchase Agreement”), the Company issued to the Buyers, (i) senior bridge convertible notes, in the aggregate original principal amount of $5 million, convertible into shares of Common Stock, in accordance with the terms thereof and (ii) senior secured bridge convertible notes, in the aggregate original principal amount of $95 million, convertible into shares of Common Stock, in accordance with the terms thereof (together, the “November Notes”).

B. The Company and the Holder desire to amend the November Securities Purchase Agreement and the November Notes and provide for certain waivers thereunder, as provided in this Amendment.

C. The Holder, alone, constitutes the Required Holders as of the date of this Amendment.

D. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the November Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Amendment to Section 4(l) of the November Securities Purchase Agreement; Waiver. The amount “200%” set forth in Section 4(l) of the November Securities Purchase Agreement is hereby amended to be “110%” (equal to 203,814,886 shares of Common Stock (subject to proportionate adjustment for any stock split, dividend, stock combination, recapitalization or other similar transaction) as of the date of this Amendment), until the earlier of the Stockholder Approval Date (as defined in the Securities Purchase Agreement, dated as of January 11, 2018, between the Company and the Holder, as amended (the “January SPA”)) or the Stockholder Meeting Deadline (as defined in the January SPA), after which the number “110%” therein shall be amended to be “200%” automatically and without any further action by the parties to this Amendment required. The Holder hereby waives any Event of Default (as defined in the November Notes) that may have arisen on or prior to the date of this Amendment solely as a result of the Company failing to reserve the Required Reserve Amount (as in effect prior to this Amendment). The foregoing waiver shall not apply to any Event of Default occurring after the date of this Amendment.

2. Amendment to Section 11(a) of November Notes; Waiver. The amount “200%” set forth in Section 11(a) of the November Notes is hereby amended to be “110%” (equal to 203,814,886 shares of Common Stock (subject to proportionate adjustment for any stock split, dividend, stock combination, recapitalization or other similar transaction) as of the date of this Amendment), until the earlier of the Stockholder Approval Date (as defined in the January SPA) or the Stockholder Meeting Deadline (as defined in the January SPA), after which the number “110%” therein shall be amended to be “200%” automatically and without any further action by the parties to this Amendment required. The Holder hereby waives any Event of Default (as defined in the November Notes) that may have arisen on or prior to the date of this Amendment solely as a result of the Company failing to reserve the Required Reserve Amount (as in effect prior to this Amendment). The foregoing waiver shall not apply to any Event of Default occurring after the date of this Amendment.

3. Transfer Agent Instructions. The Company and the Holder hereby agree that the Irrevocable Transfer Agent Instructions shall be supplemented with a letter substantially in the form attached hereto as Exhibit A, which the Company shall execute and deliver to its transfer agent no later than the Business Day immediately following the date of this Amendment.

4. Current Issued and Outstanding and Reserved Shares. The Company hereby represents and warrants to the Holder that, (a) as of the date of this Amendment, the Company has 500,000,000 shares of Common Stock authorized, (ii) as of May 30, 2018, the Company had 153,927,839 shares of Common Stock issued and outstanding and an aggregate of 277,363,962 shares of Common Stock reserved for issuance pursuant to outstanding securities that are convertible into or exercisable for Common Stock and other obligations of the Company, after giving effect to this Amendment and Amendment No. 2 to the Securities Purchase Agreement, dated January 11, 2018, between the Company and the buyers signatory thereto, and the convertible notes issued pursuant thereto.

5. Ratifications. Except as otherwise expressly provided herein, the November Securities Purchase Agreement and the November Notes are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

6. Miscellaneous Provisions. Section 9 of the November Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

7. Disclosure of Transaction. The Company shall, on or before 8:30 a.m., New York City Time, on or prior to the first business day after the date of this Amendment, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Securities Exchange Act, as amended (the “1934 Act”), and attaching this Amendment, to the extent it is required to be filed under the 1934 Act, as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by this Amendment or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate.

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IN WITNESS WHEREOF, the undersigned Holder and the Company have executed this Amendment as of the date set forth on the first page of this Amendment.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned Holder and the Company have executed this Amendment as of the date set forth on the first page of this Amendment.

HOLDER:

HUDSON BAY MASTER FUND LTD

By:	Hudson Bay Capital Management LP, its investment manager

By:	/s/ George Antonopoulos
Name: George Antonopoulos
Title: Authorized Signatory

Exhibit A

Transfer Agent Instructions

June 1, 2018

Computershare Trust Company, N.A.

462 South Fourth Street

Louisville, KY 40202

Re:	Increase of Reserve Shares

Ladies and Gentlemen:

This instruction letter is delivered by Helios and Matheson Analytics Inc., a Delaware corporation (the “Company”), in connection with the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the conversion of (i) senior bridge convertible notes in the aggregate principal amount of $5,000,000 (the “Series A Notes”); and (ii) senior secured bridge convertible notes in the aggregate principal amount of $95,000,000 (the “Series B Notes,” and together with the Series A Notes, the “Notes”). The Company delivered an instruction letter on November 7, 2017 to reserve 20,000,000 shares of Common Stock (the “Reserve Shares”) for issuance upon conversion of the Notes by the holders (the “November 7, 2017 Letter”). A copy of the November 7, 2017 Letter is attached hereto. The account number for the reserve established pursuant to the November 7, 2017 Letter is “R60”.

On May 30, 2018, the Company delivered an instruction letter to increase the amount of the Reserve Shares to 179,953,791 shares of Common Stock, effective immediately.

This letter constitutes a written instruction by the Company to further increase the amount of the Reserve Shares to a total of 203,814,886 shares of Common Stock, effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused these Transfer Agent Instructions to be duly executed and delivered as of the date set forth above.

COMPANY:

HELIOS AND MATHESON ANALYTICS INC.

By:
Stuart Benson
Chief Financial Officer